                                                                   Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2000 in the Registration Statement (Form S-4) of SpectraSite Holdings, Inc., for the offer to exchange its 10 3/4%
Senior Notes due 2010 and its 12 7/8% Senior Discount Notes due 2010, with respect to the consolidated financial statements of SpectraSite Holdings, Inc. as of December 31, 1999 and for the period from inception (April 25, 1997) to December 31, 1997 and for the years ended December 31, 1998 and 1999 and our report dated March 27, 1998, with respect to the consolidated financial statements of the Company's predecessor, TeleSite Services, LLC, as of December 31, 1996 and for the year ended December 31, 1996 and the period from January 1, 1997 to May 12, 1997.




                                                /s/ Ernst & Young LLP



Raleigh, North Carolina
April 18, 2000